Exhibit 99.1

For Immediate Release:

RENT-A-CENTER, INC. REPORTS

SECOND QUARTER 2012 RESULTS

Total Revenues Increased 7.4%

Same Store Sales Increased 2.8%

Diluted Earnings per Share of $0.74

Repurchased Approximately 489,000 Shares of Common Stock

Plano, Texas, July 23, 2012 — Rent-A-Center, Inc. (the “Company”) (NASDAQ/NGS: RCII), the nation’s largest rent-to-own operator, today announced revenues and earnings for the quarter ended June 30, 2012.

Second Quarter 2012 Results

Total revenues for the quarter ended June 30, 2012, were $749.7 million, an increase of $51.4 million from total revenues of $698.3 million for the same period in the prior year. This 7.4% increase in total revenues was primarily due to growth in the RAC Acceptance segment. Same store sales for the quarter ended June 30, 2012, increased 2.8%.

Net earnings and net earnings per diluted share for the three months ended June 30, 2012, were $44.2 million and $0.74, respectively, as compared to $39.9 million and $0.63, respectively, for the same period in the prior year. Net earnings and net earnings per diluted share for the three months ended June 30, 2011, were reduced by $4.9 million, and approximately $0.05 per share, respectively, due to a pre-tax restructuring charge related to the acquisition of The Rental Store, Inc., as discussed below.

Net earnings per diluted share for the three months ended June 30, 2012, were $0.74, as compared to adjusted net earnings per diluted share of $0.68, when excluding the pre-tax restructuring charge above, for the three months ended June 30, 2011, an increase of 8.8%. These results include dilution related to the Company’s international growth initiatives of approximately $0.08 per share for the three months ended June 30, 2012, and $0.03 per share for the same period in the prior year.

“We are generally pleased with our results in the quarter, as total revenues increased over 7% and earnings per share increased close to 9%,” said Mark E. Speese, the Company’s Chairman and Chief Executive Officer. “The RAC Acceptance segment performed exceptionally well nearly doubling revenue from a year ago to $77 million, with a gross profit margin of 58% and an operating profit of $7 million,” Speese continued. “Our Core U.S. segment experienced a 1.6% growth in total revenue in the quarter keeping us on track to achieve our 2012 total revenue guidance of 7% to 10% growth and our 2012 diluted earnings per share guidance of $3.00 to $3.20,” Speese concluded.

Six Months Ended June 30, 2012 Results

Total revenues for the six months ended June 30, 2012, were $1.585 billion, an increase of $145.0 million from total revenues of $1.440 billion for the same period in the prior year. This 10.1% increase in total revenues was primarily due to growth in the RAC Acceptance segment as well as growth in the Core U.S. segment. Same store sales for the six months ended June 30, 2012, increased 4.5%.

Net earnings and net earnings per diluted share for the six months ended June 30, 2012, were $96.1 million and $1.61, respectively, as compared to $84.1 million and $1.32, respectively, for the same period in the prior year.

Net earnings and net earnings per diluted share for the six months ended June 30, 2011, were impacted by the following significant items, as discussed below:

•	A $4.9 million pre-tax restructuring charge, or approximately $0.05 per share, related to the acquisition of The Rental Store, Inc.;

•	A $7.3 million pre-tax impairment charge, or approximately $0.07 per share, related to the discontinuation of the financial services business; and

•	A $2.8 million pre-tax litigation expense, or approximately $0.03 per share, related to the settlement of wage and hour claims in California.

Collectively, these items reduced net earnings per diluted share by approximately $0.15 for the six months ended June 30, 2011.

Net earnings per diluted share for the six months ended June 30, 2012, were $1.61, as compared to adjusted net earnings per diluted share for the six months ended June 30, 2011, of $1.47 when excluding the items above, an increase of 9.5%.

Through the six month period ended June 30, 2012, the Company generated cash flow from operations of approximately $161.1 million, while ending the quarter with approximately $101.1 million of cash on hand. During the six month period ended June 30, 2012, the Company repurchased 488,731 shares of its common stock for approximately $16.5 million in cash under its common stock repurchase program. To date, the Company has repurchased a total of 29,811,484 shares and has utilized approximately $732.0 million of the $800.0 million authorized by its Board of Directors since the inception of the plan. Also, reflecting continued confidence in its strong cash flows by returning cash to stockholders, the Company will pay its ninth consecutive quarterly cash dividend on July 25, 2012.

2012 Guidance

The Company began presenting segmented financial information commencing with its Annual Report on Form 10-K for the year ended December 31, 2011. Accordingly, quarterly segmented operating results were initiated with the quarter ended March 31, 2012. The Company is committed to high levels of disclosure and transparency with respect to its operating segments.

In addition, the Company made certain changes to its guidance practices. Beginning with the fourth quarter 2011 earnings press release, the Company began providing annual guidance with quarterly updates on the metrics below. The Company will no longer provide quarterly earnings per share guidance; however, the Company has made available on its web site (investor.rentacenter.com) a range of the percentage contribution to full year diluted earnings per share by quarter based on historical results since 2009. In future years, the Company will provide its initial annual guidance for the following fiscal year with the fourth quarter earnings press release. We believe these changes in guidance practice will allow management to focus on the Company’s long-term performance and the execution of our strategic plan as communicated in November 2010.

2012 Guidance

•	7% to 10% total revenue growth.

•	Low single digit growth in the Core U.S.

•	Over $300 million contribution from RAC Acceptance.

•	2.5% to 4.5% same store sales growth.

•	Split evenly between Core U.S. and the impact of RAC Acceptance.

•	100 basis points gross profit margin decrease.

•	Primarily due to the impact of RAC Acceptance.

•	50 basis points operating profit margin decrease.

•

Diluted earnings per share in the range of $3.00 to $3.20, including approximately $0.25 to $0.30 per share dilution related to our international growth initiatives, which now includes corporate allocations consistent with our segment reporting.

•	Capital expenditures of approximately $105 million.

•	The Company expects to open approximately 50 domestic rent-to-own store locations.

•	The Company expects to open approximately 200 domestic RAC Acceptance kiosks.

•	The Company expects to open approximately 60 rent-to-own store locations in Mexico.

•	The Company expects to open approximately 10 rent-to-own store locations in Canada.

•

The 2012 guidance does not include the potential impact of any repurchases of common stock the Company may make, changes in future dividends, material changes in outstanding indebtedness, or the potential impact of acquisitions, dispositions or store closures that may be completed or occur after July 23, 2012.

2011 Significant Items

Restructuring Charge. As previously reported, the Company recorded a $4.9 million pre-tax restructuring charge during the second quarter of 2011 related to post-acquisition lease terminations in connection with the December 2010 acquisition of The Rental Store, Inc. This pre-tax restructuring charge of $4.9 million reduced net earnings per diluted share by approximately $0.05 in both the three month and six month periods ended June 30, 2011.

Financial Services Charge. As previously reported, the Company recorded a pre-tax impairment charge of $7.3 million during the first quarter of 2011 related primarily to loan write-downs, fixed asset disposals (store reconstruction) and other miscellaneous items in connection with the discontinuation of the financial services business. For the six months ended June 30, 2011, this pre-tax impairment charge of $7.3 million reduced net earnings per diluted share by approximately $0.07.

Settlement of Wage & Hour Claims in California. As previously reported, the Company recorded a $2.8 million pre-tax litigation expense during the first quarter of 2011 in connection with the settlement of certain putative class actions pending in California alleging various claims, including violations of California wage and hour laws. For the six months ended June 30, 2011, this pre-tax litigation expense of $2.8 million reduced net earnings per diluted share by approximately $0.03.

- - -

Rent-A-Center, Inc. will host a conference call to discuss the second quarter results, guidance and other operational matters on Tuesday morning, July 24, 2012, at 10:45 a.m. ET. For a live webcast of the call, visit http://investor.rentacenter.com. Certain financial and other statistical information that will be discussed during the conference call will also be provided on the same website.

Rent-A-Center, Inc., headquartered in Plano, Texas, is the largest rent-to-own operator in North America, focused on improving the quality of life for its customers by providing them the opportunity to obtain ownership of high-quality, durable goods such as consumer electronics, appliances, computers, furniture and accessories, under flexible rental purchase agreements with no long-term obligation. The Company owns and operates approximately 3,070 stores in the United States, Canada, Mexico and Puerto Rico, and approximately 810 RAC Acceptance kiosk locations in the United States and Puerto Rico. ColorTyme, Inc., a wholly owned subsidiary of the Company, is a national franchiser of approximately 220 rent-to-own stores operating under the trade name of “ColorTyme.” For additional information about the Company, please visit www.rentacenter.com.

This press release and the guidance above contain forward-looking statements that involve risks and uncertainties. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “could,” “estimate,” “should,” “anticipate,” or “believe,” or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward-looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to: uncertainties regarding the ability to open new locations; the Company’s ability to acquire additional stores or customer accounts on favorable terms; the Company’s ability to control costs and increase profitability; the Company’s ability to enhance the performance of acquired stores; the Company’s ability to retain the revenue associated with acquired customer accounts; the Company’s ability to identify and successfully market products and services that appeal to its customer demographic; the Company’s ability to enter into new and collect on its rental or lease purchase agreements; the passage of legislation adversely affecting the rent-to-own industry; the Company’s failure to comply with applicable statutes or regulations governing its transactions; changes in interest rates; changes in the unemployment rate; economic pressures, such as high fuel costs, affecting the disposable income available to the Company’s current and potential customers; economic conditions affecting consumer spending; changes in the Company’s stock price, the number of shares of common stock that it may or may not repurchase, and future dividends, if any; changes in estimates relating to self-insurance liabilities and income tax and litigation reserves; changes in the Company’s effective tax rate; fluctuations in foreign currency exchange rates; the Company’s ability to maintain an effective system of internal controls; changes in the number of share-based compensation grants, methods used to value future share-based payments and changes in estimated forfeiture rates with respect to share-based compensation; the resolution of the Company’s litigation; and the other risks detailed from time to time in the Company’s SEC reports, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2011 and its quarterly report on Form 10-Q for the quarter ended March 31, 2012. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

Contact for Rent-A-Center, Inc.:

David E. Carpenter

Vice President of Investor Relations

(972) 801-1214

david.carpenter@rentacenter.com

Rent-A-Center, Inc. and Subsidiaries

STATEMENT OF EARNINGS HIGHLIGHTS

	Three Months Ended June 30,
	2012	2011	2011
	After	Before	After
	Significant Items	Significant Items	Significant Items
	(GAAP	(Non-GAAP	(GAAP
(In thousands of dollars, except per share data)	Earnings)	Earnings)	Earnings)
Total Revenues	$749,698	$698,253	$698,253
Operating Profit	79,027	78,085	73,152	(1)
Net Earnings	44,182	42,975	39,888	(1)
Diluted Earnings per Common Share	$0.74	$0.68	$0.63	(1)
Adjusted EBITDA	$98,846	$95,370	$95,370

Reconciliation to Adjusted EBITDA:

Earnings Before Income Taxes	$70,806	$68,709	$63,776
Add back:
Restructuring Charge	—	—	4,933
Interest Expense, net	8,221	9,376	9,376
Depreciation of Property Assets	18,338	16,153	16,153
Amortization and Write-down of Intangibles	1,481	1,132	1,132

Adjusted EBITDA	$98,846	$95,370	$95,370

	Six Months Ended June 30,
	2012	2011	2011
	After	Before	After
	Significant Items	Significant Items	Significant Items
	(GAAP	(Non-GAAP	(GAAP
(In thousands of dollars, except per share data)	Earnings)	Earnings)	Earnings)
Total Revenues	$1,584,952	$1,440,431	$1,440,431
Operating Profit	171,061	168,624	153,571	(1)(2)(3)
Net Earnings	96,123	93,526	84,118	(1)(2)(3)
Diluted Earnings per Common Share	$1.61	$1.47	$1.32	(1)(2)(3)
Adjusted EBITDA	$210,209	$202,445	$202,445

Reconciliation to Adjusted EBITDA:

Earnings Before Income Taxes	$154,044	$149,642	$134,589
Add back:
Impairment Charge	—	—	7,320
Restructuring Charge	—	—	4,933
Litigation Expense	—	—	2,800
Interest Expense, net	17,017	18,982	18,982
Depreciation of Property Assets	36,332	31,831	31,831
Amortization and Write-down of Intangibles	2,816	1,990	1,990

Adjusted EBITDA	$210,209	$202,445	$202,445

(1)

Includes the effects of a $4.9 million pre-tax restructuring charge in the second quarter of 2011 for lease terminations related to The Rental Store acquisition. The charge reduced net earnings per diluted share by approximately $0.05 in both the three month and six month periods ended June 30, 2011.

(2)

Includes the effects of a $7.3 million pre-tax impairment charge in the first quarter of 2011 related to the discontinuation of the financial services business. The charge reduced net earnings per diluted share by approximately $0.07 for the six month period ended June 30, 2011.

(3)

Includes the effects of a $2.8 million pre-tax litigation expense in the first quarter of 2011 related to the settlement of wage and hour claims in California. The expense reduced net earnings per diluted share by approximately $0.03 for the six month period ended June 30, 2011.

SELECTED BALANCE SHEET HIGHLIGHTS

	June 30,
(In thousands of dollars)	2012	2011
Cash and Cash Equivalents	$101,131	$74,031
Receivables, net	45,383	44,573
Prepaid Expenses and Other Assets	70,207	66,872
Rental Merchandise, net
On Rent	731,433	673,431
Held for Rent	189,203	194,239
Total Assets	$2,789,383	$2,643,599

Senior Debt	$367,755	$361,544
Senior Notes	300,000	300,000
Total Liabilities	1,355,885	1,272,501
Stockholders’ Equity	$1,433,498	$1,371,098

Rent-A-Center, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months Ended June 30,
	2012	2011
(In thousands of dollars, except per share data)	Unaudited
Revenues
Store
Rentals and Fees	$658,987	$617,796
Merchandise Sales	60,622	50,973
Installment Sales	16,170	16,571
Other	4,537	4,143

	740,316	689,483
Franchise
Merchandise Sales	8,022	7,525
Royalty Income and Fees	1,360	1,245

Total Revenues	749,698	698,253

Cost of Revenues
Store
Cost of Rentals and Fees	159,790	139,295
Cost of Merchandise Sold	49,525	39,510
Cost of Installment Sales	5,728	5,898
Franchise Cost of Merchandise Sold	7,682	7,195

Total Cost of Revenues	222,725	191,898

Gross Profit	526,973	506,355

Operating Expenses
Salaries and Other Expenses	412,035	395,091
General and Administrative Expenses	34,430	32,047
Amortization and Write-down of Intangibles	1,481	1,132
Restructuring Charge	—	4,933

Total Operating Expenses	447,946	433,203

Operating Profit	79,027	73,152

Interest Expense	8,343	9,613
Interest Income	(122)	(237)

Earnings Before Income Taxes	70,806	63,776

Income Tax Expense	26,624	23,888

NET EARNINGS	$44,182	$39,888

BASIC WEIGHTED AVERAGE SHARES	59,160	62,450

BASIC EARNINGS PER COMMON SHARE	$0.75	$0.64

DILUTED WEIGHTED AVERAGE SHARES	59,578	63,148

DILUTED EARNINGS PER COMMON SHARE	$0.74	$0.63

Rent-A-Center, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF EARNINGS

	Six Months Ended June 30,
	2012	2011
(In thousands of dollars, except per share data)	Unaudited
Revenues
Store
Rentals and Fees	$1,336,968	$1,228,224
Merchandise Sales	183,481	150,239
Installment Sales	33,665	33,258
Other	9,469	9,482

	1,563,583	1,421,203
Franchise
Merchandise Sales	18,635	16,671
Royalty Income and Fees	2,734	2,557

Total Revenues	1,584,952	1,440,431

Cost of Revenues
Store
Cost of Rentals and Fees	323,149	274,944
Cost of Merchandise Sold	144,541	108,089
Cost of Installment Sales	12,026	11,946
Franchise Cost of Merchandise Sold	17,846	15,949

Total Cost of Revenues	497,562	410,928

Gross Profit	1,087,390	1,029,503

Operating Expenses
Salaries and Other Expenses	842,838	792,289
General and Administrative Expenses	70,675	66,600
Amortization and Write-down of Intangibles	2,816	1,990
Impairment Charge	—	7,320
Restructuring Charge	—	4,933
Litigation Expense	—	2,800

Total Operating Expenses	916,329	875,932

Operating Profit	171,061	153,571

Interest Expense	17,320	19,373
Interest Income	(303)	(391)

Earnings Before Income Taxes	154,044	134,589

Income Tax Expense	57,921	50,471

NET EARNINGS	$96,123	$84,118

BASIC WEIGHTED AVERAGE SHARES	59,206	62,902

BASIC EARNINGS PER COMMON SHARE	$1.62	$1.34

DILUTED WEIGHTED AVERAGE SHARES	59,757	63,720

DILUTED EARNINGS PER COMMON SHARE	$1.61	$1.32

Rent-A-Center, Inc. and Subsidiaries

SEGMENT INFORMATION HIGHLIGHTS

	Three Months Ended June 30, 2012
(In thousands of dollars)	Core U.S.	RAC Acceptance	International	ColorTyme	Total
Revenues	$654,356	$77,060	$8,900	$9,382	$749,698
Gross profit	474,414	44,617	6,242	1,700	526,973
Operating profit	79,463	6,897	(7,811)	478	79,027
Depreciation	15,952	856	1,506	24	18,338
Amortization	585	896	—	—	1,481
Capital expenditures	16,692	1,047	3,153	—	20,892

	Three Months Ended June 30, 2011
(In thousands of dollars)	Core U.S.	RAC Acceptance	International	ColorTyme	Total
Revenues	$644,129	$40,892	$4,462	$8,770	$698,253
Gross profit	476,649	24,959	3,172	1,575	506,355
Operating profit	82,556	(7,540)	(2,556)	692	73,152
Depreciation	15,137	521	455	40	16,153
Amortization	94	1,038	—	—	1,132
Capital expenditures	27,758	1,794	2,520	—	32,072

	Six Months Ended June 30, 2012
(In thousands of dollars)	Core U.S.	RAC Acceptance	International	ColorTyme	Total
Revenues	$1,382,186	$164,788	$16,609	$21,369	$1,584,952
Gross profit	984,471	87,787	11,609	3,523	1,087,390
Operating profit	174,671	9,765	(14,571)	1,196	171,061
Depreciation	31,708	1,684	2,891	49	36,332
Amortization	1,023	1,793	—	—	2,816
Capital expenditures	37,033	2,391	8,896	—	48,320
Rental merchandise, net
On rent	553,683	165,798	11,952	—	731,433
Held for rent	180,351	2,130	6,722	—	189,203
Total assets	2,476,417	247,854	62,132	2,980	2,789,383

	Six Months Ended June 30, 2011
(In thousands of dollars)	Core U.S.	RAC Acceptance	International	ColorTyme	Total
Revenues	$1,333,659	$79,305	$8,239	$19,228	$1,440,431
Gross profit	973,333	47,044	5,847	3,279	1,029,503
Operating profit	164,616	(8,126)	(4,379)	1,460	153,571
Depreciation	30,052	925	775	79	31,831
Amortization	200	1,790	—	—	1,990
Capital expenditures	48,267	2,719	8,230	—	59,216
Rental merchandise, net
On rent	580,834	87,071	5,526	—	673,431
Held for rent	190,106	1,133	3,000	—	194,239
Total assets	2,451,699	165,723	23,329	2,848	2,643,599

	Location Activity - Three Months Ended June 30, 2012
	Core U.S.	RAC Acceptance	International	ColorTyme	Total
Locations at beginning of period	2,983	763	87	218	4,051
New location openings	8	77	13	2	100
Closed locations
Merged with existing locations	15	29	—	—	44
Sold or closed with no surviving location	3	—	1	1	5

Locations at end of period	2,973	811	99	219	4,102
Acquired locations closed and accounts merged with existing locations	4	—	—	—	4

	Location Activity - Six Months Ended June 30, 2012
	Core U.S.	RAC Acceptance	International	ColorTyme	Total
Locations at beginning of period	2,994	750	80	216	4,040
New location openings	12	122	20	6	160
Closed locations
Merged with existing locations	29	47	—	—	76
Sold or closed with no surviving location	4	14	1	3	22

Locations at end of period	2,973	811	99	219	4,102
Acquired locations closed and accounts merged with existing locations	6	—	—	—	6